As filed with the Securities and Exchange Commission on October 27, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in charter)

DELAWARE	95-427680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 NORTH BROADWAY

LOS ANGELES, CA 90012

(213) 625-4700

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

CATHAY BANCORP, INC.

EQUITY INCENTIVE PLAN

(Full Title of the Plan)

MR. DUNSON K. CHENG

CHAIRMAN AND PRESIDENT

CATHAY GENERAL BANCORP

777 NORTH BROADWAY

LOS ANGELES, CA 90012

(213) 625-4700

(Name, address, including zip code and telephone number,

including area code, of agent for service)

with copies to:

NEAL H. BROCKMEYER, ESQ.

HELLER EHRMAN WHITE & McAULIFFE LLP

601 SOUTH FIGUEROA STREET, 40TH FLOOR, LOS ANGELES, CALIFORNIA 90017-5758

(213) 689-0200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.01 par value per share (3)	1,350,000 shares	$46.45	$62,707,500	$5,073.04

(1)	The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement automatically shall increase or decrease as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The average of the high and low per share sales prices reported for the Common Stock on October 24, 2003, as reported on the Nasdaq National Market, was $46.45.
(3)	Also includes associated rights to purchase preferred stock of the Registrant, which rights are not currently separable from the shares of common stock and are not currently exercisable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the Cathay Bancorp, Inc. Equity Incentive Plan, for which a registration statement on Form S-8 (File No. 333-87225) is already effective. Except to the extent that exhibits are filed herewith, the contents of Cathay Bancorp, Inc.’s registration statement on Form S-8 (File No. 333-87225) are hereby incorporated by reference.

ITEM 8. EXHIBITS

Number	Description
5.1	Opinion of Perry Oei as to the legality of the securities being registered

23.1	Consent of Perry Oei (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included in signature page in Part II of the Registration Statement)

99.1	Amendment to Cathay Bancorp, Inc. Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 27th day of October, 2003.

CATHAY GENERAL BANCORP

By:	/s/ DUNSON K. CHENG
Dunson K. Cheng Chairman and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dunson K. Cheng and Heng W. Chen, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DUNSON K. CHENG Dunson K. Cheng	Chairman, President and Director (Principal Executive Officer)	October 27, 2003

/s/ HENG W. CHEN Heng W. Chen	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 27, 2003

/s/ PETER WU Peter Wu	Executive Vice Chairman/Chief Operating Officer and Director	October 27, 2003

/s/ ANTHONY M. TANG Anthony M. Tang	Executive Vice President and Director	October 27, 2003

/s/ RALPH ROY BUON-CRISTIANI Ralph Roy Buon-Cristiani	Director	October 27, 2003

/s/ KELLY L. CHAN Kelly L. Chan	Director	October 27, 2003

/s/ MICHAEL M.Y. CHANG Michael M.Y. Chang	Director	October 27, 2003

/s/ GEORGE T.M. CHING George T.M. Ching	Director	October 27, 2003

/s/ WING K. FAT Wing K. Fat	Director	October 27, 2003

/s/ PATRICK S.D. LEE Patrick S.D. Lee	Director	October 27, 2003

/s/ JOSEPH C.H. POON Joseph C.H. Poon	Director	October 27, 2003

/s/ THOMAS G. TARTAGLIA Thomas G. Tartaglia	Director	October 27, 2003

/s/ WILBUR K. WOO Wilbur K. Woo	Director	October 27, 2003

/s/ THOMAS C.T. CHIU Thomas C.T. Chiu	Director	October 27, 2003

/s/ TING LIU Ting Liu	Director	October 27, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Perry Oei as to the legality of the securities being registered

23.1	Consent of Perry Oei (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included in signature page in Part II of the Registration Statement)

99.1	Amendment to Cathay Bancorp, Inc. Equity Incentive Plan